IBC-EMPYREAN, L.L.C.

                               OPERATING AGREEMENT
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                                TABLE OF CONTENTS

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1. Definitions                                                                 1

2. Formation and Name: Office; Purpose; Term                                   7

3. Members; Capital; Capital Accounts                                          8

4. Profit, Loss, and Distributions                                             9

5. Management: Rights, Powers, and Duties                                     12

6. Transfer of Interests and Withdrawals of Members                           18

7. Dissolution, Liquidation, and Termination of the Company                   20

8. Books, Records, Accounting, and Tax Elections                              21

9. General Provisions                                                         23

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                                INDEX OF EXHIBITS

Exhibit A      Schedule of Capital Contributions

Exhibit B      Trademark License Agreement from Empyrean to IBC-Empyrean

Exhibit C      License Agreement from IBC to IBC-Empyrean

Exhibit D      Trademark License Agreement from IBC to IBC-Empyrean

Exhibit E      GEDA LOGO

Exhibit F      Put Agreement

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                              IBC-EMPYREAN, L.L.C.

                               OPERATING AGREEMENT

     This Operating Agreement is entered into as of August 9, 2000, by the signatories hereto, who agree as follows.

1. DEFINITIONS

     For purposes of this Agreement:

     (a) ACT means the Delaware Limited Liability Company Act, as may be amended from time to time.

     (b) AFFILIATE of a party shall mean any entity which controls, is controlled by or under common control with such party, and any joint venture (whether a corporation, partnership or other form of entity) in which such party has at least a one-third interest.

     (c) AGREEMENT means this Operating Agreement, as amended or modified from time to time.

     (d) ATTORNEY-IN-FACT has the meaning contained in Section 5(i)(i).

     (e) BOARD means the board of managers of the Company.

     (f) BUG TRADEMARK shall mean the "GEDA LOGO", used by IBC, Empyrean and the Company on all products based on the Formulation in the form attached hereto as EXHIBIT E.

     (g) BUSINESS PLAN means the annual business plan for the Company jointly developed and unanimously approved by the Board, setting forth the objectives, major business actions, marketing plan and strategies of the Company.

     (h) CAPITAL ACCOUNT means the account maintained by the Company for each Interest Holder in accordance with the following provisions:

          (i) an Interest Holder's Capital Account will be credited with the Interest Holder's Capital Contributions, the amount of any Company liabilities assumed by the Interest Holder (or which are secured by Company property distributed to the Interest Holder), the Interest Holder's distributive share of Profit and any item in the nature of income or gain specially allocated to the Interest Holder in accordance with the provisions of Section 4; and

          (ii) an Interest Holder's Capital Account will be debited with the amount of money and the fair market value of any Company property distributed to the Interest Holder, the amount of any liabilities of the Interest Holder assumed by the Company (or which are secured by property contributed by the Interest Holder to the Company), the Interest Holder's distributive share of
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Loss (as  defined  herein)  and any item in the  nature  of  expenses  or losses specially  allocated to the Interest Holder in accordance with the provisions of
Section 4.

          (iii) In the event the Gross Asset Value of the Company assets is adjusted, the Capital Accounts of the Members shall be adjusted to reflect the aggregate net adjustment as if the Company recognized Profit and Loss equal to the amount of such aggregate net adjustment and such Profit and Loss were allocated to the Members pursuant to Section 4 of this Agreement.

          (iv) If any Interest is transferred under the terms of this Agreement, the Transferee will succeed to the Capital Account of the Transferor to the extent the Capital Account is attributable to the transferred Interest. It is intended that the Capital Accounts of all Interest Holders will be maintained in compliance with the provisions of Regulation Section 1.704-l(b), and all provisions of this Agreement relating to the maintenance of Capital Accounts will be interpreted and applied in a manner consistent with that Regulation.

     (i) CAPITAL CONTRIBUTION means the total amount of cash and Gross Asset Value of any other assets contributed (or deemed contributed under Regulation
Section 1.704-l(b)(2)(iv)(d)) to the Company by a Member, net of liabilities assumed or to which the assets are subject.

     (j) CAPITAL COMMITMENT has the meaning contained in Section 3(a).

     (k) CARRIED INTEREST means any equity or profit interest received by the Company in any investments made by any Funds managed by the Company.

     (l) CODE means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

     (m) CAPITAL CONTRIBUTION means the Capital Contributions made by the Members to the Company under Section 3(a) and as set forth on attached EXHIBIT A.

     (n) COMPANY means the limited liability company formed in accordance with this Agreement.

     (o) CONDITIONS OF TRANSFER has the meaning contained in Section 6(b).

     (p) DEPRECIATION means, for each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis.

     (q) EMPYREAN means Empyrean Biosciences, Inc., a Wyoming corporation.

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     (r) ENTITY means any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, estate, business trust, association, or other entity.

     (s) EXECUTIVE STEERING COMMITTEE has the meaning contained in 5(b)(i).

     (t) FISCAL QUARTER means each three (3) month period ending on March 31, June 30, September 30 and December 31 of each calendar year.

     (u) FORMULATION shall have the meaning assigned to such term in the License Agreement from IBC to IBC-Empyrean.

     (v) GROSS ASSET VALUE means, with respect to any asset of the Company, the Company's adjusted basis for federal income tax purposes; provided, however, that (a) the Gross Asset Value of any Company asset contributed by a Member to the Company as a Capital Contribution or distributed to a Member by the Company shall be the gross fair market value of such Company asset (computed without taking into account Code Section 7701 (g)) as reasonably determined by the Board as of the date of contribution or distribution, as the case may be; (b) the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Board, upon the liquidation of the Company for federal income tax purposes (including a deemed liquidation) pursuant to Code Section 708(b)(1)(B); (c) the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values (taking into account Code Section 7701(g)), as reasonably determined by the Board, as of (i) the date of the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a DE MINIMUS Capital Contribution to the Company, or (ii) upon the distribution by the Company to a retiring or continuing Member of more than a de minimus amount of Company property or money. At all times, the Gross Asset Values shall be adjusted by Depreciation taken into account with respect to the Company's assets for the purposes of computing Profit and Loss.

     (w) INTEREST means a Person's share of the Profits and Losses of, and the right to receive distributions from, the Company.

     (x) INTEREST HOLDER means any Person who holds an Interest.

     (Y) IBC means International Bioscience Corporation, a Florida corporation.

     (z) IBC-EMPYREAN means IBC-Empyrean, L.L.C., a Delaware limited liability company.

     (aa) INVOLUNTARY WITHDRAWAL means, with respect to any Member, the occurrence of any of the following events:

          (i) the Member makes an assignment for the benefit of creditors;

          (ii) the Member files a voluntary petition of bankruptcy;

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          (iii) the Member is adjudged bankrupt or insolvent or there is entered against the Member an order for relief in any bankruptcy or insolvency proceeding;

          (iv) the Member files a petition or answer seeking the reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for the Member under any statute, law, or regulation;

          (v) the Member seeks, consents to, or acquiesces in the appointment of a trustee for, receiver for, or liquidation of the Member or of all or any substantial part of the Member's properties or assets;

          (vi) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding described in Subsections (i) through (v);

          (vii) any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, continues for ninety (90) calendar days after the commencement thereof, or the appointment of a trustee, receiver, or liquidator for the Member or all or any substantial part of the Member's properties without the Member's agreement or acquiescence, which appointment is not vacated or stayed for ninety (90) calendar days or, if the appointment is stayed, for ninety (90) calendar days after the expiration of the stay during which period the appointment is not vacated;

          (viii) if the Member is an individual, the Member's death or adjudication by a court of competent jurisdiction as incompetent to manage the Member's person or property;

          (ix) if the Member is acting as a Member by virtue of being a trustee of a trust, the termination of the trust;

          (x) if the Member is a partnership or another limited liability company, the dissolution and commencement of winding up of the partnership or limited liability company; or

          (xi) if the Member is a corporation, the dissolution or liquidation of the corporation or the revocation of its charter.

     (bb) LICENSE AGREEMENT FROM IBC TO EMPYREAN shall mean that certain license agreement dated as of August 9, 2000 between IBC and Empyrean relating to commercialization of the Licensed Products.

     (cc) LICENSE AGREEMENT FROM IBC TO IBC-EMPYREAN shall mean that certain license agreement between IBC and IBC-Empyrean relating to the commercialization of the Licensed Products in the Territory, in the form of EXHIBIT C attached hereto.

     (dd) LICENSED PRODUCTS shall have the meaning assigned to such term in the License Agreement from IBC to IBC-Empyrean.

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     (ee) MANAGER is a Person designated as such in Section 5(a).

     (ff) MEMBER means each Person who acquires Membership Rights under this Agreement and who signs this Agreement and each Person who subsequently is admitted as a Member of the Company and signs a counterpart hereto.

     (gg) MEMBERSHIP RIGHTS means all of the rights of a Member in the Company, including a Member's: (i) Interest; (ii) right to inspect the Company's books and records during normal business hours; and (iii) right to vote on any matters on which Members have such right hereunder.

     (hh) NEGATIVE CAPITAL ACCOUNT means a Capital Account with a balance of less than zero.

     (ii) NET CASH FLOW means all cash funds derived by the Company from any source, including any additional Capital Contributions made by any Member under
Section 3(h), without reduction for any non-cash charges, but less cash funds used to pay current expenses and liabilities of the Company and to pay or establish reasonable reserves for future expenses, debt payments, capital improvements, and replacements as determined by the Board. Net Cash Flow will be increased by the reduction of any reserve previously established.

     (jj) NEW PRODUCT DEVELOPMENT BOARD has the meaning contained in 5(c)(i).

     (kk) OFFICERS has the meaning contained in Section 5(d).

     (ll) PERCENTAGE means, as to a Member, the percentage that the Member's Units bears to the total number of Units outstanding, and as to an Interest Holder who is not a Member, the Percentage of the Member whose Interest has been acquired by the Interest Holder, to the extent the Interest Holder has succeeded to that Member's Interest.

     (mm) PERSON means and includes any individual or Entity.

     (nn) PROFIT AND LOSS means, for each taxable year of the Company (or other period for which Profit or Loss must be computed), the Company's taxable income or loss, including the receipt of dividends, distributions or proceeds from the sale, exchange or other disposition of Carried Interests, determined in accordance with Code Section 703(a), with the following adjustments:

          (i) all items of income, gain, loss, deduction, or credit required to be stated separately pursuant to Code Section 703(a)(l) will be included in computing such taxable income or loss;

          (ii) any tax-exempt income of the Company, not otherwise taken into account in computing Profit or Loss, will be included in computing taxable income or loss;

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          (iii)  any  expenditures  of the  Company  described  in Code  Section
705(a)(2)(B)   (or   treated   as   such   pursuant   to   Regulation    Section
1.704-l(b)(2)(iv)(i)) and not otherwise taken into account in computing Profit or Loss, will be subtracted from taxable income or loss;

          (iv) gain or loss resulting from any taxable disposition of Company property will be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding the fact that the Gross Asset Value differs from the adjusted basis of the property for federal income tax purposes; and

          (v) in lieu of the depreciation, amortization, or cost recovery deductions allowable in computing taxable income or loss, there will be taken into account Depreciation; and

          (vi) in the event that an Additional Member is admitted, or there is a redemption of the Units or Unit of any person (or interest therein), but more than a de minimis amount in either case, the Board may determine to restate the Gross Asset Value of the assets of the Company to equal their fair market value, and the gain or loss resulting from this restatement will be taken into account in determining Profit and Loss.

     (oo) PUT AGREEMENT shall mean that certain Put Agreement dated as of August 9, 2000, between IBC and Empyrean, relating to the rights and obligations of IBC or Empyrean in the event of a Change of Control (as such term is defined therein) of the parties thereto, in the form attached hereto as EXHIBIT F.

     (pp) REGULATION means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

     (qq)  REQUIREMENTS FOR  SUBSTITUTION  has the meaning  contained in Section
6(d).

     (rr) SECRETARY means the Secretary of State of Delaware.

     (ss) TAX MATTERS PERSON has the meaning contained in Section 8(e).

     (tt) TERRITORY means all the countries of the world, excluding the United States and Brazil.

     (uu) TRADEMARK AGREEMENT FROM EMPYREAN TO IBC-EMPYREAN shall mean that certain trademark license agreement between Empyrean and IBC-Empyrean relating to use of the Prevent-X trademark in the Territory, in the form of EXHIBIT B attached hereto.

     (vv) TRADEMARK AGREEMENT FROM IBC TO IBC-EMPYREAN shall mean that certain trademark license agreement between IBC and IBC-Empyrean relating to the use of the Bug trademark in the Territory, in the form of EXHIBIT D attached hereto.

     (ww) TRANSFER means, when used as a noun, any voluntary sale, hypothecation, pledge, assignment, attachment, conveyance or other transfer, and, when used as a verb, means, voluntarily to sell, hypothecate, pledge, assign, convey or otherwise transfer.

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     (xx) TRANSFEREE has the meaning contained in Section 6(b).

     (yy) TRANSFEROR has the meaning contained in Section 6(b).

     (zz) UNIT means an interest in the Profit and Loss of the Company.

     (aaa) UNPAID CONTRIBUTION has the meaning contained in Section 3(b)(ii).

     (bbb) VALUATION GUIDELINES means in valuing the assets of the Company the following guidelines will be used:

          (i) Publicly traded securities that are listed on one or more recognized securities exchanges will be valued at last sales prices on the date of valuation or, if no sales occurred on such day, at the last bid prices thereon;

          (ii) Publicly traded securities that are traded only in the over-the-counter market will be valued at the average of the last bid prices (or in the case of securities listed on the NASDAQ National Market List, at the last sales prices) on the date of valuation;

          (iii) Publicly traded securities with restrictions on marketability will be valued at an appropriate discount from its otherwise applicable market price; and

          (iv) All other investments will be valued initially at cost, with subsequent adjustments to values which reflect, among other things, meaningful third-party transactions in the private market, or to fair market value as determined by the Board.

     (ccc) VOLUNTARY WITHDRAWAL means a Member's disassociation with the Company by means other than by a Transfer or an Involuntary Withdrawal.

2. FORMATION AND NAME: OFFICE; PURPOSE; TERM

     (a) ORGANIZATION. On August 3, 2000, Kashif Rashid, acting for the benefit of and at the request of the Board, executed the certificate of formation of the Company and delivered it to the Secretary of State of Delaware in accordance with and under the Act. The effective date of the filing is August 3, 2000.

     (b) NAME OF THE COMPANY. The name of the Company will be "IBC-Empyrean, L.L.C."

     (c) PURPOSES. The purpose of the Company will be to commercialize the Licensed Products and sell, market and distribute Licensed Products in the Territory. In that regard, the Company may license third party distributors throughout the Territory to sell, market and distribute Licensed Products. In order to be able to undertake the Company's primary contemplated market activities, on the date hereof, the Company shall enter into (i) the License Agreement from IBC to IBC-Empyrean, (ii) the Trademark License Agreement from IBC to IBC-Empyrean, (ii) the Trademark License Agreement from Empyrean to IBC-Empyrean, and (iv) such other agreements as the signatories hereto

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unanimously  determine to be necessary or useful.  In addition,  the Company may transact any and all other lawful business for which a limited liability company may be organized under Delaware law. The Company will have powers as are necessary to or reasonably connected with the accomplishment of the foregoing purposes.

     (d) TERM. The term of the Company will begin upon the filing of the certificate of formation of the Company in the Office of the Secretary and will continue in existence until December 31, 2020, unless its existence is terminated earlier under Section 7 of this Agreement.

     (e) PRINCIPAL PLACE OF BUSINESS. The principal place of the Company's business shall be determined by the Board of Managers.

     (f) REGISTERED AGENT AND OFFICE. The Company's initial registered office will be at the office of its registered agent at 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at this address will be The Corporation Trust Company. The Board may change the registered office and registered agent from time to time by filing the address of the new registered office and the name of the new registered agent with the Secretary of State of Delaware under the Act.

     (g) MEMBERS. The name, present mailing address, taxpayer identification number, and each Member's Percentage are set forth on attached EXHIBIT A, which is part of this Agreement.

3. MEMBERS; CAPITAL; CAPITAL ACCOUNTS

     (a) CAPITAL COMMITMENTS. Each Member's capital commitment is set forth after its name on EXHIBIT A at the end of this Agreement (the "Capital Commitment"). Each Member will make capital contributions in respect of its Capital Commitment upon ninety (90) business days' written notice from the Board. No Member is entitled to interest on its contribution of capital to the Company.

     (b) NO ADDITIONAL CAPITAL CONTRIBUTIONS; NO PERSONAL LIABILITY.

          (i) No Member is required to contribute any capital to the Company in excess of the amount set forth in attached EXHIBIT A for the Member and no Member has any other personal liability for any obligation or liability of the Company.

          (ii) If a Member fails to pay when called all or any portion of any Capital Contribution, subject to the approval of the Board to take such action, the Board will request the non-defaulting Members to pay the unpaid amount of the defaulting Member's Capital Contribution (the "Unpaid Contribution"). If the Unpaid Contribution is contributed by any other Member, the defaulting Member's Units will be reduced by fifty percent (50%) and these forfeited Units will be allocated to each Member who makes up the Unpaid Contribution in proportion to the Member's contribution of Unpaid Contribution to the total amount of contributions of Unpaid Contribution by all Interest Holders. The Board will amend EXHIBIT A accordingly. This remedy is in addition to any other remedies allowed by law, in equity or by this Agreement.

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     (c) NO INTEREST ON CAPITAL CONTRIBUTIONS.  Interest Holders may not be paid interest on their Capital Contributions.

     (d) RETURN OF CAPITAL CONTRIBUTIONS. Except as otherwise specifically provided in this Agreement, no Interest Holder has the right to receive the return of any Capital Contribution.

     (e) CAPITAL ACCOUNTS. A separate Capital Account will be maintained for each Interest Holder.

     (f) LOANS. Upon the approval of the Board, any Member may make or cause a loan to be made to the Company in any amount on terms agreed to by the Board and the Member.

     (g) ADDITIONAL MEMBERS. Additional Persons may be admitted to the Company as Members and Membership Rights and Units may be created and issued to those Persons and to existing Members upon the prior approval of the Board and the prior approval of at least eighty percent (80%) of the outstanding Units. The Board will determine the terms and conditions at the time of admission and these terms and conditions will be approved by the vote of at least eighty percent (80%) of the outstanding Units. The terms of admission or issuance must specify the applicable Percentages and may provide for the creation of different classes or groups of Members having different rights, powers, and duties.

     (h) REPRESENTATIONS AND WARRANTIES. Each Member, and in the case of an Entity, the person(s) executing this Agreement on behalf of the Entity, hereby represents and warrants to the Company and each other Member (which representations and warranties will survive the execution and delivery of this Agreement) that: (a) if the Member is an Entity, that it is duly organized, validly existing, and in good standing under the laws of its state of organization and that it has full organizational power to execute, deliver and agree to this Agreement and to perform its obligations hereunder in accordance with its terms; (b) that the Member is acquiring its Membership Rights in the Company for the Member's own account as an investment and without an intent to distribute the Membership Rights; and (c) the Member acknowledges that the Membership Rights have not been registered under the Securities Act of 1933 or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.

4. PROFIT, LOSS, AND DISTRIBUTIONS

     (a) DISTRIBUTIONS.

          (i) The Company will distribute to the Interest Holders within forty-five (45) days after the end of each Fiscal Quarter such percentage of the Company's Net Cash Flow for each such Fiscal Quarter as shall be determined by the Company's Board of Managers.

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          (ii) The Company is authorized to withhold any amounts with respect to any income, gain or profits allocated to any Member as required under the Code, Regulations or any provision of applicable state and local income tax law. Any amounts withheld shall be treated as amounts distributed to the Members pursuant to this Section 4. To the extent any distributions under this Section 4(a)(ii) exceed the amounts distributable to the Members under Section 4(a)(ii), any such excess shall be deemed to be an advance to the Members receiving such excess distributions.

     (b) ALLOCATION OF PROFIT OR LOSS.

          (i) PROFIT. Profit will be allocated as follows:

               (1) first, to those Interest Holders who have received allocations of Loss in prior periods, which have not been previously offset by Profit Allocations, among them in accordance with the ratios in which they shared such Losses, until the effect of such prior period Loss allocations has been eliminated (beginning with the most recent Loss allocations) from their Capital Account; and

               (2) second, to the Interest Holders in proportion to their Percentage.

          (ii) LOSS. Loss will be allocated as follows:

               (1) first, to those Interest Holders who have received allocations of Profits in prior periods in excess of the amount of distributions received by such Interest Holders and which have not previously been offset by Loss allocations ("Undistributed Profits"), among them in accordance with the ratios in which they shared these Undistributed Profits, until the effect of the prior period Undistributed Profits allocations has been eliminated (beginning with the most recent Profits allocations) from their Capital Accounts; and

               (2) the balance of any Loss will be allocated among the Interest Holders in proportion to their Percentage.

          (iii) EXPENSE REIMBURSEMENT. For purposes of determining Profit and Loss as herein provided, each Member and each Manager shall be entitled to a reimbursement of all out-of-pocket expenses incurred by it or them respectively, PROVIDED, HOWEVER, that any out-of-pocket expense in excess of $5,000 shall have been approved prior to incurrence thereof by the unanimous consent of the Managers, and that any such request for reimbursement shall be accompanied by reasonable supporting documentation.

     (c) REGULATORY ALLOCATIONS.

          (i) Notwithstanding anything herein to the contrary, the provisions of the applicable Regulations under Code Section 704 dealing with "qualified income offsets," "nonrecourse deductions," "partner nonrecourse debt," "minimum gain" and "partner nonrecourse debt minimum gain" as those terms are defined in the Regulations, are incorporated into this Agreement, and allocations of items of income, gain, loss and deduction shall be made in accordance with the applicable provisions of the Regulations

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          (ii)  The  provisions  of  this  Section  4(c)(i)  (collectively,  the
"Regulatory Provisions") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all allocations pursuant to the Regulatory Provisions shall be offset either with other allocations pursuant to the Regulatory Provisions or, if necessary, with curative allocations of other items of income, gain, loss or deduction pursuant to this Section 4(c)(ii). Therefore, notwithstanding any other provision of this Agreement, other than the Regulatory Provisions, allocations pursuant to the Regulatory Provisions shall be taken into account in allocating other items of income, gain, expense or loss among the Members so that, to the extent possible, the net amount of such allocations of other items and the allocations pursuant to the Regulatory Provisions to each Member are equal to the net amount that would have been allocated to such Member is the Regulatory Provisions were not part of this Agreement

     (d) LIQUIDATION AND DISSOLUTION.

          (i) If the Company is liquidated, the remaining assets of the Company will be distributed to the Interest Holders in accordance with the positive balances in their respective Capital Accounts, after taking into account the allocations of Profit or Loss under this Section 4.

          (ii) No Interest Holder is obligated to restore a Negative Capital Account.

     (e) GENERAL.

          (i) Except as otherwise specifically provided in this Agreement, the timing and amount of all distributions will be determined by the Board.

          (ii) If any assets of the Company are distributed in kind to the Interest Holders, those assets will be valued by the Board in accordance with the Valuation Guidelines, and any Interest Holder entitled to any interest in those assets will receive that interest as a tenant-in-common with all other entitled Interest Holders. Unless the Members otherwise agree, the fair market value of the assets will be determined by an independent appraiser who will be selected by the Board. The Profit or Loss for each unsold asset will be determined as if the asset had been sold at its fair market value, and the Profit or Loss will be allocated as provided in this Section 4 and will be properly credited or charged to the Capital Accounts of the Interest Holders prior to the distribution of the assets in liquidation under Section 4(d).

          (iii) All Profit and Loss will be allocated, and all distributions will be made to the Persons shown on the records of the Company to have been Interest Holders as of the last day of the taxable year for which the allocation or distribution is to be made. Notwithstanding the foregoing, if there is a Transfer or an Involuntary Withdrawal during the taxable year, the Profit and Loss will be allocated between the original Interest Holder and the successor on the basis of the number of days each was an Interest Holder during the taxable year; provided, however, the Company's taxable year will be segregated into two or more segments in order to account for Profit, Loss, or proceeds attributable to any extraordinary, nonrecurring items of the Company, or otherwise as required by Code Section 706 and the regulations thereunder.

          (iv) The Board is hereby authorized, upon the advice of the Company's tax counsel, to amend this Section 4 to comply with the Code and the Regulations promulgated under Code Section 704(b); provided, however, that no amendment will materially affect distributions to an Interest Holder without the Interest Holder's prior written consent.

     (f) SECTION 704(C) ALLOCATION.

          (i) Any item of income, gain, loss and deduction with respect to any property (other than cash) that has been contributed by a Member to the capital of the Company and which is required or permitted to be allocated to such Member for income tax purposes under Code Section 704(c) so as to take into account the variation between the tax basis of such property and its Gross Asset Value at the time of its contribution shall be allocated to such Member solely for income tax purposes in the manner so required to permitted.

          (ii) If, under Regulations Section 1.704-1(b)(2)(iv)(f), Company property that has been revalued is properly reflected in the Capital Accounts and on the books of the Company at a Gross Asset Value that differs from the adjusted tax basis of such property, then depreciation, depletion, amortization and gain or loss with respect to such property shall be shared among the Members in a manner that takes account of the variation between the adjusted tax basis and Gross Asset Value of property contributed to the Company are taken into account (as provided in the preceding paragraph) in determining the Member's share of tax items under Code Section 704(c).

          (iii) Allocations pursuant to this Section 4(f) are solely for the purposes of federal, state and local taxes. As such, they shall not affect or in any way be taken into account in computing a Member's Capital Account or share of profits, losses or other items of distributions pursuant to any provision of this Agreement.

     (g) DIVISION AMONG MEMBERS AND INTEREST HOLDERS. Except as otherwise provided herein, all Profits, Losses and distributions to the Member(s) and Interest Holder(s) will be divided among them in proportion to their Units.

5. MANAGEMENT: RIGHTS, POWERS, AND DUTIES

     (a) MANAGEMENT.

          (i) BOARD OF MANAGERS. The Company will be managed by the Board. The Board will consist of six (6) Managers; three Managers to be appointed by IBC and three Managers to be appointed by Empyrean. The Managers will serve at the request of IBC and Empyrean and IBC and Empyrean will have the right to replace each of the three Managers they were entitled to appoint without the approval of the Board; provided, however, that any successor to the original appointees shall be either the Chairman of the Board, Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of Empyrean or IBC, as the case may be. Initially, the Board will consist of Lawrence D. Bain, Richard C. Adamany, Bennett S. Rubin, Sara Gomez de Ferro, David Thornburgh, M.D. and Andrea Ferrari. A quorum of the Board shall be composed of all six Managers.

               (1) The Board will have full, exclusive, and complete discretion, power, and authority, subject in all cases to the other provisions of this Agreement and the requirements of applicable law, to manage, control, administer, and operate the business and affairs of the Company for the purposes herein stated, and to make all decisions affecting such business and affairs, whether or not in the ordinary course of such business and affairs, and to perform any and all other acts or activities customary or incident to the management of the Company's business, including, without limitation, the making of any distributions to the Members.

               (2) The Board may meet at the principal offices of the Company or at any other place as may be agreed upon from time to time by the Board at any time as may be determined by the Board or upon the request of any Manager or the President upon ten (10) days' notice to all the Managers. Meetings may be held by telephone. The Board will cause written minutes to be prepared of all actions taken by the Board and will cause a copy thereof to be delivered to each Manager within fifteen (15) days after the meeting.

               (3) No action may be taken at a meeting of the Board unless a majority of the Managers is present at such meeting.

               (4) Each Manager is entitled to cast one vote with respect to any decision made by the Board, except with respect to a determination to seek indemnification under Section 5(h), in which event a Manager seeking indemnification may not vote with respect to his or her indemnification. Any action to be taken by the Board requires an affirmative vote of a majority of the Managers. Approval or action by the Board constitutes approval or action by the Company and is binding on the Members.

               (5) The Board will first attempt to settle and vote on each and every matter presented to it respecting the management of the affairs of the Company in good faith. In the event the business of the Company is suffering or is threatened with irreparable injury because the Board is so divided respecting the management of the affairs of the Company that the required vote for action by the Board cannot be obtained within thirty (30) days from the date such vote is first presented to the Board, the Members and the Board hereby agree to submit and have such divided vote decided by final and binding arbitration conducted in a mutually agreed location by one neutral arbitrator, in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A judgment may be entered in any court having competent jurisdiction. The arbitrator will not have the power to award any consequential or punitive damages. The arbitrator will not have the power to order pre-hearing discovery of documents or the taking of depositions, but may compel attendance of witnesses and the production of documents at the hearing. This Section will be governed and enforced under the Federal Arbitration Act, 9 U.S.C. Sections 1 to 16.

               (6) Any action to be taken by the Board may be taken without a meeting if consents in writing setting forth the action so taken are signed by all Managers.

          (ii) LIMITATION ON AUTHORITY OF MEMBERS.

               (1) No Member is an agent of the Company solely by virtue of being a Member, and no Member has authority to act for the Company solely by virtue of being a Member.

               (2) This Section 5(a)(ii)(2) supersedes any authority granted to the Members under the Act. Any Member who takes any action or binds the Company in violation of this Section will be solely responsible for any loss, cost, and expense incurred by the Company (including, without limitation, reasonable attorneys' fees) as a result of the unauthorized action and that Member will indemnify and hold the Company and its officers harmless with respect to all loss, cost, or expense.

     (b) EXECUTIVE STEERING COMMITTEE.

          (i) Subject to the approval of a Business Plan by the Board, the Board may appoint an executive steering committee (the "Executive Steering Committee") to manage, control, administer and operate the following business and affairs of the Company: (1) all sales, marketing and distribution of the Licensed Products in the Territory; (2) licensing of all third-party distributors; (3) production scheduling; and (4) financial and administrative functions as delineated in the Business Plan. In addition, the Executive Steering Committee shall be responsible for the following business and activities, if any, of the Company:
(1) all research and development; (2) product improvement; (3) manufacturing facility approvals; (4) clinical trials; (5) product testing; (6) quality control; (7) lot tracking of the products; (8) label claims; (9) product registration; and (10) regulatory approvals.

     (c) NEW PRODUCT DEVELOPMENT BOARD.

          (i) Development of all new products shall be managed, controlled, administered and operated by the new product development board (the "New Product Development Board") to be appointed by the Board. The New Product Development Board shall consist of four (4) members to include two (2) medical/scientific personnel of IBC and two (2) marketing personnel of Empyrean, in accordance with mutually agreed upon criteria which will take into account both scientific and marketing issues. In the event the Company does not desire to distribute and market a product developed by IBC, IBC may independently market and distribute such product at its own expense.

     (d) OFFICERS.

          (i) APPOINTMENT OF OFFICERS BY THE BOARD. The Board may appoint one or more officers of the Company ("Officers") and may delegate to these Officers the day-to-day ordinary and usual business and affairs of the Company, consistent with the terms hereof. The terms of employment of these Officers may be governed by employment contracts or similar documents with the Officers. In addition, the Officers will have the responsibility of implementing the decisions of the Board and Members and making all of those decisions specially delegated to the Officers by the Board. Notwithstanding anything contained herein to the contrary, unless specifically delegated to the Officers under this Agreement or in accordance with an instruction from the Board from time to time, all decision making authority is reserved for the Board. The acts of the Officers will bind the Members and the Company when these acts are within the scope of the Officers' authority as provided in this Agreement. The Officers are subject to the direction of the Board at all times and will keep the Board informed about all material matters relating to the Company.

          (ii)  TENURE.   Each  Officer  will  hold  office  from  the  date  of
appointment until removed by the Board or until such Officer will resign.

          (iii) RESIGNATION AND REMOVAL. Any Officer may resign at any time by giving written notice to the Board, and, unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective. Any Officer may be removed at any time by the Board, with or without cause.

          (iv) SALARIES. The salaries of the Officers will be fixed from time to time by the Board.

          (v) INDEMNIFICATION OF OFFICERS. To the maximum extent permitted under the Act and any other applicable law, the Company will indemnify the Officers and make advances for reasonable expenses.

          (vi) REMOVAL. Any one or more of the Officers may be removed at any time, with or without cause, by the Board, subject to the terms of any employment agreements that the Officers may have with the Company. The removal of an Officer who is also a Member will not affect such person's rights as a Member and will not constitute a termination of a Member.

          (vii) OFFICERS.

               (1) CO-CHAIRMEN. The Co-Chairmen will preside at all meetings of the Board and the Members, and will exercise and perform any other duties as assigned by the Board. Lawrence D. Bain and Sara Gomez de Ferro initially will be the Co-Chairmen of the Board.

               (2) OTHER OFFICERS. The Company may, at the discretion of the Board, appoint additional Officers including, without limitation, a President, a Chief Financial Officer, one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. One person may hold two or more offices. When the incumbent of an office is unable to perform its duties, or where there is not an incumbent of an office, the duties of the Officer will be performed by the person specified by the Board.

     (e) VOTE OF THE MEMBERS. The Company may not take any of the following actions without the approval of one hundred percent (100%) of the outstanding
Units:

          (i) sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other entity or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of;

          (ii) dissolve, liquidate or wind up the activities of the Company;

          (iii) acquire any other business;

          (iv) change the nature of the Company's business;

          (v) alter or change the rights, preferences or privileges of the Units;

          (vi) increase or decrease the total number of Units outstanding;

          (vii) authorize or issue, or obligate itself to issue, any additional security;

          (viii) amend this Agreement;

          (ix) change the number of managers or composition of the Board.

     (f) PERSONAL SERVICES. No Member is required to perform services for the Company solely by virtue of being a Member. Unless approved by the Board, no Member may perform services for the Company or be entitled to compensation for services performed for the Company.

     (g) DUTIES OF PARTIES.

          (i) The Board will devote time to the business and affairs of the Company necessary to carry out the Board's duties set forth in this Agreement.

          (ii) Except as otherwise expressly provided in Section 5(e), nothing in this Agreement may be deemed to restrict in any way the rights of any Member, or of any Affiliate of any Member, to conduct any other business or activity whatsoever, and no Member is accountable to the Company or to any Member with respect to that business or activity even if the business or activity competes with the Company's business, so long as such business or activity is not a microbicide product that is the same as a Licensed Product. The organization of the Company will be without prejudice to any Member's respective rights (or the rights of any Member's respective Affiliates) to maintain, expand, or diversify other interests and activities and to receive and enjoy these profits or compensation. Each Member waives any rights the Member may otherwise have to share or participate in other interests or activities of any other Member or that Member's Affiliates.

          (iii) Each Member understands and acknowledges that the conduct of the Company's business may involve business dealings and undertakings with Members and their Affiliates. In any of those cases, those dealings and undertakings will be at arm's length and on commercially reasonable terms.

     (h) LIABILITY AND INDEMNIFICATION.

          (i) The Board, the members of the Advisory Board, and the Officers are not liable, responsible, or accountable, in damages or otherwise, to any Member or to the Company for any act performed by such Person within the scope of the authority conferred on such Person by this Agreement, except for fraud, gross negligence, or an intentional breach of this Agreement.

          (ii) The Company will indemnify the Board (and each of its managers, officers, shareholders, employees and agents), the members of the Advisory Board, the Officers and each Member for any and all losses, liabilities, damages, judgments, amounts paid in settlement, costs and expenses (including, without limitation, attorneys' fees) to which any Person may actually incur or become subject in connection with any threatened, pending or completed action, suit, or proceeding to which any of them was or is made a party or threatened to be made a party by reason of the direct or indirect association by them with the Company or in connection with any involvement with any portfolio company (to the extent not indemnified by such portfolio company) as and to the fullest extent permitted by the Act and applicable law, provided the Person seeking indemnification was not grossly negligent or engaged in willful malfeasance or in intentional breach of this Agreement. Whenever any indemnification has been paid to or expenses advanced to any such Person, this occurrence will be reported to the Members prior to or with the next notice of a meeting of Members.

          (iii) The Company shall obtain liability insurance for all Managers and Officers. All Members shall bear the costs of such insurance equally.

     (i) POWER OF ATTORNEY.

          (i) GRANT OF POWER. Each Member hereby constitutes and appoints each member of the Board as the Member's true and lawful attorney-in-fact ("Attorney-in-Fact"), and in the Member's name, place and stead, to make, execute, sign, acknowledge, deliver, and file:

               (1) the Certificate of Formation of the Company;

               (2) all documents (including amendments to the Certificate of Formation) that the Attorney-in-Fact deems appropriate to reflect any amendment, change, or modification of this Agreement;

               (3) any and all other certificates or other instruments required to be filed by the Company under the laws of the State of Delaware or of any other state or jurisdiction, including, without limitation, any certificate or other instruments necessary in order for the Company to continue to qualify as a limited liability company under the laws of the State of Delaware;

               (4) one or more applications to use an assumed name; and

               (5) all documents that may be required to dissolve and terminate the Company and to cancel its Certificate of Formation.

          (ii) IRREVOCABILITY. The foregoing power of attorney is irrevocable and is coupled with an interest, and, to the fullest extent permitted by applicable law, will survive the death or disability of a Member. It will also survive the Transfer of an Interest, except that if the Transferee is approved for admission as a Member, this power of attorney will survive the delivery of the assignment for the sole purpose of enabling the Attorney-in-Fact to execute, acknowledge and file any documents needed to effectuate the substitution. Each Member will be bound by any representations made by the Attorney-in-Fact acting in good faith pursuant to this power of attorney, and each Member hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Attorney-in-Fact taken in good faith under this power of attorney.

6. TRANSFER OF INTERESTS AND WITHDRAWALS OF MEMBERS

     (a)  RESTRICTIONS  ON  TRANSFER.  The  Members  have  agreed that it is not desirable that any Person Transfer any of its Units, Membership Rights or Interest to non-Member Persons because of the Members' desire to ensure continuity of ownership of the Company. No Person shall sell or otherwise Transfer all or any portion of or any interest or rights in such Person's Units, Membership Rights or Interest without the majority approval of the remaining non-transferring Members. The Members agree that the foregoing Transfer restriction is necessary for the operation of the Company's business, is reasonable in view of the Company's purpose and the relationship of the Members, and may be specifically enforced by the Company or any of its Members.

     (b) CONDITIONS OF TRANSFERS. Subject to Section 6(a) above and subject to any restrictions on transferability required by law (including the Securities Act of 1933, as amended, any state securities or "Blue Sky" law and the rules promulgated thereunder) if any Person ("Transferor") Transfers to any other Person ("Transferee") all or any portion of or any interest or rights in such Person's Membership Rights or Interest, the following conditions ("Conditions of Transfer") must be satisfied:

          (i) The Transfer may not require registration of Interests or Membership Rights under any federal or state securities laws;

          (ii) The Transferee shall deliver to the Board an unqualified opinion of counsel in form and substance satisfactory to counsel designated by the Board, that neither the Transfer nor any offering in connection therewith violates any provision of any federal or state securities law;

          (iii) The Transferee shall execute a statement that the Membership Rights or Interest are being acquired for investment purposes and not with a view to distribution, fractionalization or resale;

          (iv) The Transferee shall deliver to the Company a written instrument agreeing to be bound by the terms of this Agreement;

          (v) The Board shall receive a favorable opinion of counsel in form and substance satisfactory to counsel designated by the Board that the Transfer will not result in the termination of the Company under the Act;

          (vi) The Transfer will not result in the Company being subject to the Investment Company Act of 1940, as amended; and

          (vii) The Transferor or the Transferee shall deliver the following information to the Company: (1) the Transferee's taxpayer identification number; and (2) the Transferee's initial tax basis in the Transferred Interest.

     (c) STATUS OF TRANSFEREE. Subject to Section 6(a) above, if the Conditions of Transfer are satisfied, then a Member or Interest Holder may Transfer all or any portion of that Person's Interest. Unless the Transferee is admitted as a substitute Member under Section 6(d), the Transfer of an Interest under Section 6(b) may not result, however, in the Transfer of any of the Transferor's other Membership Rights, if any, and the Transferee of the Interest has no right to:
(i) become a Member; (ii) exercise any Membership Rights other than those specifically pertaining to the ownership of an Interest; (iii) act as an agent of the Company; (iv) inspect the Company's books and records; (v) receive an accounting of Company financial affairs; or (vi) otherwise take part in the Company's business or exercise the rights of a Member under this Agreement. If the Transfer is of all Membership Rights and the conditions set forth in Section 6(d) are satisfied, the Transferee will succeed to all Membership Rights of a Member who Transfers such Membership Rights.

     (d) REQUIREMENTS FOR SUBSTITUTION. Subject to Section 6(a), no Transferee of a Member's Membership Rights under Section 6(c) will have the right to become a Member unless and until all of the following conditions ("Requirements for Substitution") are satisfied:

          (i) The admission is approved by the Board;

          (ii) A duly executed and acknowledged written instrument of transfer approved by the Board has been filed with the Company setting forth (1) the intention of the Transferee to be admitted as a Member; (2) the notice address of the Transferee and the Transferee's taxpayer identification number; and (3) the number of Units transferred to the Transferee;

          (iii) Each of the opinions of counsel specified in Section 6(b);

          (iv) Written acceptance and adoption by the Transferee of the provisions of this Agreement;

          (v) The Transferee's completion of a purchaser qualification questionnaire or similar document which will enable counsel for the Company to determine whether such proposed substitution is consistent with the requirements of a private placement exemption from registration under the Securities Act of 1933 and relevant state law; and

          (vi) A transfer fee has been paid to the Company sufficient to cover all costs and expenses in connection with the transfer and admission, including, but not limited to, reasonable attorneys' fees incurred in connection with the legal opinions referred to in Section 6(b).

     (e) TRANSFERS IN VIOLATION. The Transfer of any Membership Rights or Interests in violation of the prohibitions contained in this Section 6 will be deemed invalid, null and void, and of no force or effect. Any Person to whom Membership Rights are attempted to be transferred in violation of this Section 6 will not be entitled to exercise any rights or powers of a Member, but will be entitled, to the maximum extent permitted by the Act, to share in the Profits and Losses and to receive distributions from the Company to the extent that the Transferor was entitled to share in such items.

     (f) VOLUNTARY WITHDRAWAL. Without the Board's prior consent, no Member will have the right or power to make a Voluntary Withdrawal from the Company and any Member who makes a Voluntary Withdrawal will be in intentional breach of this Agreement. No Member who will Voluntary Withdrawal will be entitled to receive, in liquidation of such Member's Interest, under the Act or otherwise, the fair value of the Member's Interest on the date of Voluntary Withdrawal or any other distribution whatsoever.

     (g) INVOLUNTARY WITHDRAWAL. Immediately upon the occurrence of an Involuntary Withdrawal, the successor of the withdrawn Member will thereupon become an Interest Holder but will not become a Member, unless the Requirements for Substitution are satisfied. The successor Interest Holder will have all the rights of an Interest Holder but neither the predecessor nor the successor Interest Holder will be entitled to receive in liquidation of the Interest, pursuant the Act, the fair market value of the Member's Interest as of the date the Member involuntarily withdrew from the Company.

     (h) CHANGE OF CONTROL. In the event of any Change of Control (as such term is defined in the Put Agreement attached hereto as EXHIBIT F) of either IBC or Empyrean, the party not subject to such Change of Control, being either IBC or Empyrean, as the case may be, shall have the right, subject to the terms of the Put Agreement, to sell their shares to the party subject to such Change of Control or to a third party upon the terms and conditions as described therein.

7. DISSOLUTION, LIQUIDATION, AND TERMINATION OF THE COMPANY

     (a) EVENTS OF DISSOLUTION. The Company will be dissolved upon the happening of any of the following events:

          (i) When the period fixed for its duration in Section 2(d) has expired;

          (ii) Upon the sale of all or substantially all of the assets of the Company and the distribution of the Net Cash Flow under Section 4(a);

          (iii) Upon written notice of the Board; provided, however, the Involuntary Withdrawal or Voluntary Withdrawal of a Member will not cause the dissolution of the Company under the Act and the business of the Company will continue until the Company is dissolved upon the happening of one of the above events; or

          (iv) Upon the approval of the Members under Section 5(e)(ii).

     (b) PROCEDURE FOR WINDING UP AND DISSOLUTION. If the Company is dissolved, the Board will wind up its affairs. On winding up of the Company, (i) the assets of the Company will, to the maximum extent practicable, be reduced to cash, and such cash shall be distributed, first, to pay the expenses and fees of winding up the business of the Company incurred by the Board (including, without limitation, reasonable attorneys' fees), then to creditors of the Company, including Interest Holders who are creditors, in satisfaction of the liabilities of the Company, and then to the Interest Holders in accordance with Section 4(d). In the event the Company has assets that are not reduced to cash, the Interest Holders will initially attempt to agree between themselves as to how any such assets shall be distributed. In the event the Interest Holders are not able to come to agreement with respect to such distributions, the issue shall be submitted to arbitration in accordance with the provisions of Section 9(m) hereof.

     (c) FILING OF CERTIFICATE OF DISSOLUTION. If the Company is dissolved, the Board will promptly file a Certificate of Dissolution (the "Certificate") with the Secretary. If there is no Board, then the Certificate will be filed by the remaining Members; if there are no remaining Members, the Certificate will be filed by the last Person to be a Member; if there is neither a Board, remaining Members, or a Person who last was a Member, the Certificate will be filed by the legal or personal representatives of the Person who last was a Member.

8. BOOKS, RECORDS, ACCOUNTING, AND TAX ELECTIONS

     (a) BANK ACCOUNTS. All funds of the Company will be deposited in a bank account or accounts maintained in the Company's name. The Board will determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

     (b) BOOKS AND RECORDS.

          (i) The Board  will  keep or cause to be kept  complete  and  accurate books and records of the Company and supporting documentation of the transactions with respect to the conduct of the Company's business. The records will include, but not be limited to, complete and accurate information regarding the state of the business and financial condition of the Company, a copy of the Certificate of Formation and this Agreement and all amendments to the Certificate of Formation and this Agreement; a current list of the names, the last known business, residence, or mailing addresses, the Capital Contributions, and the dates of initial membership of all Members; and the Company's federal, state or local tax returns.

          (ii) The books and records will be maintained in accordance with sound accounting practices and will be available at the Company's principal office for examination by any Member or the Member's duly authorized representative at any and all reasonable times during normal business hours.

          (iii) Each Member will promptly reimburse the Company for all costs and expenses incurred by the Company in connection with the Member's inspection and copying of the Company's books and records.

     (c) ANNUAL ACCOUNTING PERIOD. The annual accounting period of the Company will be its taxable year. The Company's taxable year will be selected by the Board, subject to the requirements and limitations of the Code.

     (d) REPORTS. Within ninety (90) days after the end of each taxable year of the Company, the Board will cause to be sent to each Person who was a Member at any time during the accounting year then ended: (i) audited annual financial statements of the Company, to be prepared by the accountant then currently retained by the Board to conduct the Company's annual audits, in accordance with standards issued by the American Institute of Certified Public Accountants; and
(ii) a report summarizing the investments and operations of the Company. In addition, within ninety (90) days after the end of each taxable year of the Company, the Board will cause to be sent to each Person who was an Interest Holder at any time during the taxable year then ended, that tax information concerning the Company which is necessary for preparing the Interest Holder's income tax returns for that year. Within forty-five (45) days after the end of each Fiscal Quarter, the Board will cause to be sent to each Person who was an Interest Holder at any time during the Fiscal Quarter, an unaudited quarterly Company financial report showing each Interest Holder's Capital Account and any additions thereto or subtractions therefrom. Within twenty (20) days after the end of each month, the Board will cause to be sent to each Person who was a Member at the end of such month unaudited monthly operating statements of the Company.

     (e) TAX MATTERS PERSON. A Member selected by the Board will be the Company's "tax matters person" ("Tax Matters Person") for purposes of Section 6221 et seq. of the Code. The Tax Matters Person will have all powers and responsibilities provided in Code Section 6221, et seq. or such other provisions as may become applicable to limited liability companies. The Tax Matters Person will keep all Members reasonably informed of all notices from government taxing authorities which may come to the attention of the Tax Matters Person. The Company will pay and be responsible for all reasonable third-party costs and expenses incurred by the Tax Matters Person in performing those duties. A Member will be responsible for any and all costs and expenses incurred by the Member with respect to any tax audit or tax-related administrative or judicial proceeding against any Member, even though it relates to the Company. The Tax Matters Person may not compromise any dispute with the Internal Revenue Service without the approval of a majority of the Units. Initially, Empyrean shall be the Tax Matters Person.

     (f) TAX ELECTIONS. The Board will have the authority to make all Company elections permitted under the Code, including, without limitation, elections of methods of depreciation and elections under Code Section 754. The decision to make or not make an election will be at the Board's sole and absolute discretion.

     (g) TITLE TO COMPANY PROPERTY.

          (i) Except as provided in Section 8(g)(ii) all real and personal property and assets acquired by the Company will be acquired and held by the Company in its name until distributed to the Members in accordance with the terms hereof.

          (ii) The Board may direct that legal title to all or any portion of the Company's property and assets be acquired or held in a name other than the Company's name. Without limiting the foregoing, the Board may cause title to be acquired and held in its name or in the names of trustees, nominees, or straw parties for the Company. It is expressly understood and agreed that the manner of holding title to the Company's property (or any part thereof) is solely for the convenience of the Company, and all of that property will be treated as Company property.

9. GENERAL PROVISIONS

     (a) ASSURANCES. Each Member will execute all certificates and other documents and will do all filing, recording, publishing and other acts as the Board reasonably deems appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property and assets of the Company.

     (b) NOTIFICATIONS. Any notice, demand, consent, election, offer, approval, request, or other communication (collectively, a "notice") required or permitted under this Agreement must be in writing and (i) delivered personally, (ii) sent by certified or registered U.S. mail, postage prepaid, return receipt requested,
(iii) sent by recognized overnight delivery service, or (iv) sent by facsimile transmittal. A notice must be addressed to an Interest Holder at the Interest Holder's last known address on the records of the Company. A notice to the Company must be addressed to the Company's principal office. A notice delivered personally will be deemed given only when acknowledged in writing by the person to whom it is delivered. A notice that is sent by mail will be deemed given five
(5) business days after it is mailed. A notice sent by recognized overnight delivery service will be deemed given when received or refused. A notice sent by facsimile will be deemed given when sent, provided notice by personal delivery or overnight delivery service is effective the day following such facsimile transmission. Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; and, thereafter, notices are to be directed to those substitute addresses or addressees. All notices to IBC and Empyrean shall be sent to:

          As to IBC:

          Ms. Sara Gomez de Ferro
          International Bioscience Corporation
          777 South Flagler Drive
          Phillips Point Building
          East Tower, Suite 909
          West Palm Beach, Florida 33401

          With a copy to:

          Mr. Joseph L. Raia, Esq.
          Holtzman, Krinzman, Equels & Furia
          2601 South Bayshore Drive, Suite 600
          Miami, Florida 33133

          As to Empyrean:

          Mr. Richard C. Adamany
          Empyrean Bioscience, Inc.
          23800 Commerce Park Road, Suite A
          Cleveland, Ohio 44122

          With a copy to:

          Mr. Richard H. Kronthal, Esq.
          Kaye, Scholer, Fierman, Hays & Handler, LLP
          425 Park Avenue
          New York, NY  10022

     (c) SPECIFIC PERFORMANCE. The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party who may be injured (in addition to any other remedies which may be available to that party) is entitled to one or more preliminary or permanent orders (i) restraining and enjoining any act that would constitute a breach or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach.

     (d) COMPLETE AGREEMENT. This Agreement is the sole and complete statement of the Members of their rights and obligations with respect to the subject matter hereof. This Agreement is an integrated agreement and replaces and supersedes any and all previous obligations and agreements between the Members. The Members hereto recognize and agree that no representations or warranties have been made except as set forth in this Agreement. Except as may otherwise be expressly provided herein, by signing this Agreement the Members expressly release each other from any and all existing obligations that pre-date this Agreement as if such obligations have been fully performed and satisfied.

     (e) APPLICABLE LAW. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement will be governed and enforced by the internal law, not the law of conflicts, of the State of Delaware.

     (f) SECTION TITLES. This Agreement's headings are inserted as a matter of convenience only, and do not define, limit, or describe the scope of this Agreement or the intent of its provisions.

     (g) BINDING PROVISIONS. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors, and permitted assigns.

     (h) JURISDICTION AND VENUE. Subject to subsection (m) below, any action or proceeding in any way, manner or respect arising out of this agreement or arising from any dispute or controversy arising in connection with this Agreement, will be litigated only in the courts having situs within Miami-Dade County or Palm Beach County in the State of Florida, and each member consents and submits to the jurisdiction of any state or federal court located within such county and state with respect to any such proceeding. Each maker hereby waives any right such maker may have to transfer or change the venue of any action or litigation brought in accordance with this section.

     (i) TERMS. Common nouns and pronouns will be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the Person may in the context require.

     (j) SEPARABILITY OF PROVISIONS. Each provision of this Agreement is considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, this invalidity will not impair the operation of or affect those portions of this Agreement which are valid.

     (k) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart will be deemed a signature to, and may be appended to, any other counterpart.

     (l) PARTITION. To the furthest extent permitted by law, each Member irrevocably waives any right that the Member may have to maintain any action for partition with respect to Company property or assets.

     (m) ARBITRATION.

          (i) The parties will first attempt to settle each and every dispute, controversy or claim, whether based in contract, tort, statute, fraud, misrepresentation, or any other legal theory, arising out of or relating to this Agreement ("Dispute(s)"), through good faith negotiations. Except for any actions brought for wrongful termination or to seek termination of this Agreement, any Dispute not resolved within 30 days or such other period as the parties mutually agree in writing, will be then settled by final and binding arbitration conducted in a mutually agreed location by one neutral arbitrator, in accordance with this Section 9(m) and with the then current Commercial Arbitration Rules of the AAA. Any dispute arbitrated in accordance with the terms of this agreement shall be conducted in Miami-Dade County or Palm Beach County, Florida by one neutral arbitrator. Each party will bear its own expenses and the parties will equally share the filing and other administrative fees of the AAA and the expenses of the arbitrator. An award may be confirmed and judgment entered in any court having competent jurisdiction. The arbitrator will not have the power to award any consequential or punitive damages. The arbitrability of any Dispute, including those as to the enforceability of this Section, the applicability of statutes of limitations and questions of issue preclusion, will be determined solely by the arbitrator. This Section will be governed and enforced under the Federal Arbitration Act, 9 U.S.C. Sections 1 to
16. The local law of the State of Delaware, except its laws or arbitration and choice of laws, will apply to all substantive matters pertaining to this Agreement. Any party may seek a temporary injunction in a court of competent jurisdiction to the limited extent necessary to preserve the status quo during the pendency of final resolution of a Dispute in accordance with this Section. The statute(s) of limitation applicable to any Dispute will be tolled upon initiation of the Dispute resolution procedures under this Section and will remain tolled until the Dispute is resolved under this Section.

     IN WITNESS WHEREOF, the parties hereto do hereby sign, enter into and acknowledge this Agreement on the date first written above.


                                        MEMBERS

                                        INTERNATIONAL BIOSCIENCE
                                        CORPORATION


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------


                                        EMPYREAN BIOSCIENCE, INC.


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------


                                        COMPANY

                                        IBC-EMPREAN LLC


         FOR IBC                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

         FOR EMPYREAN                   By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                              IBC-EMPYREAN, L.L.C.

                               OPERATING AGREEMENT

                                    EXHIBIT A

            LIST OF MEMBERS, CAPITAL, NUMBER OF UNITS AND PERCENTAGES

COMMON MEMBERS:

                                                                      PERCENTAGE
                                                                       INTEREST
NAME, ADDRESS AND TAXPAYER             CAPITAL               NUMBER     (FULLY
IDENTIFICATION                         COMMITMENT           OF UNITS    DILUTED)
--------------------------             ----------           --------    --------
Empyrean Bioscience, Inc.              The execution and        50         50%
23800 Commerce Park Road, Suite A      delivery of the
Cleveland, Ohio  44122                 Trademark License
                                       Agreement from
                                       Empyrean to
                                       IBC-Empyrean

International Bioscience Corporation   The execution and        50         50%
777 South Flagler Drive                delivery of the
Phillips Point Building                (i) License
East Tower, Suite 909                  Agreement from IBC
West Palm Beach, Florida  33401        to IBC-Empyrean,
                                       and (ii) the
                                       Trademark License
                                       Agreement from IBC
                                       to IBC-Empyrean

TOTAL                                                          100        100%